Exhibit 3.2

As amended by the Board of
Directors on February 20, 2015

AMENDED AND RESTATED

BY-LAWS

OF

RAYMOND JAMES FINANCIAL, INC.

ARTICLE I

Offices

The Company shall maintain a principal office in the State of Florida, and may also have offices in such other places either within or without the State of Florida as the Board of Directors may from time to time designate or as the business of the Company may require.

ARTICLE II

Seal

The seal of the Company shall be circular in form and shall have the name of the Company on the circumference and the words “Corporate Seal Florida” in the center.

ARTICLE III

Shareholders

Section 1. Meetings; Notice. All meetings of the shareholders shall be held at the principal office of the Company in the City of St. Petersburg, County of Pinellas, State of Florida, or at such other place as shall be determined, within or outside the State of Florida, from time to time, by the Board of Directors, and the place at which such meeting shall be held shall be stated in the notice of the meeting. A change in the place of meeting shall not be made within sixty (60) days next before the day on which an election of directors is to be held, and a notice of any change shall be sent to each shareholder at least twenty (20) days before the election is to be held.

Section 2. Annual Meeting. The annual meeting of the shareholders of the Company for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held each year on the date and at the time set by the Board of Directors. If the annual meeting of the shareholders be not held as herein prescribed, the election of directors may be held at any meeting thereafter called pursuant to these By-laws.

Exhibit 3.2

Section 3. Notice of Business to be Brought Before a Meeting.

(a) At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in a notice of meeting given by or at the direction of the Board of Directors, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the Board of Directors or the Chairman of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder present in person who (A) (1) was a beneficial owner of shares of the Company both at the time of giving the notice provided for in this Section 3 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 3 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (iii) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of the shareholders. For purposes of this Section 3, “present in person” shall mean that the shareholder proposing that the business be brought before the annual meeting of the Company, or, if the proposing shareholder is not an individual, a qualified representative of such proposing shareholder, appear at such annual meeting. A “qualified representative” of such proposing shareholder shall be, if such proposing shareholder is (i) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (ii) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (iii) a trust, any trustee of such trust. Shareholders seeking to nominate persons for election to the Board of Directors must comply with Section 4 and Section 5, and this Section 3 shall not be applicable to nominations except as expressly provided in Section 4 and Section 5.

(b) Without qualification, for business to be properly brought before an annual meeting by a shareholder, the shareholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Company, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 3. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c) To be in proper form for purposes of this Section 3, a shareholder’s notice to the Secretary shall set forth:

Exhibit 3.2

(i) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Company’s books and records); and (B) the class or series and number of shares of the Company that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Company as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Shareholder Information”);

(ii) As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Company; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person's business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of shares of the Company owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Company, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Company or any of its officers or directors, or any affiliate of the Company, (D) any other material relationship between such Proposing Person, on the one hand, and the Company, any affiliate of the Company or any principal competitor of the Company, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Company, any affiliate of the Company or any principal competitor of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) and (F) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include

Exhibit 3.2

any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these By-laws on behalf of a beneficial owner; and

(iii) As to each item of business that the shareholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such shareholder; and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these By-laws on behalf of a beneficial owner.

For purposes of this Section 3, the term “Proposing Person” shall mean (i) the shareholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such shareholder in such solicitation or associate (within the meaning of Rule 12b-2 under the Exchange Act for purposes of these By-laws) of such shareholder or beneficial owner, and (iv) any other person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert (as defined below). A person shall be deemed to be “Acting in Concert” with another person for purposes of these By-laws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Company in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

Exhibit 3.2

(d) A Proposing Person shall update and supplement its notice to the Company of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e) Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 3. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 3, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(f) This Section 3 is expressly intended to apply to any business proposed to be brought before an annual meeting of shareholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Company’s proxy statement. In addition to the requirements of this Section 3 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 3 shall be deemed to affect the rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g) For purposes of these By-laws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 4. Notice of Nominations for Election to the Board of Directors.

(a) Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these By-laws, or (ii) by a shareholder present in person (A) who was a beneficial owner of shares of the Company both at the time of giving the notice provided for in this Section 4 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 4 and Section 5 as to such notice and nomination. For purposes of this Section 4, “present in person” shall mean that the shareholder proposing that the business be brought before the meeting of the Company, or, if the proposing shareholder is not an individual, a qualified representative of such shareholder, appear at such

Exhibit 3.2

meeting. A “qualified representative” of such proposing shareholder shall be, if such proposing shareholder is (x) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (y) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (z) a trust, any trustee of such trust. The foregoing clause (ii) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(b)     (i) Without qualification, for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the shareholder must (A) provide Timely Notice (as defined in Section 3) thereof in writing and in proper form to the Secretary of the Company, (B) provide the information, agreements and questionnaires with respect to such shareholder and its candidate for nomination as required to be set forth by this Section 4 and Section 5 and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 4 and Section 5.

(ii) Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a shareholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the shareholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Company at the principal executive offices of the Company, (ii) provide the information with respect to such shareholder and its candidate for nomination as required by this Section 4 and Section 5 and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 4. To be timely, a shareholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Company not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 3) of the date of such special meeting was first made.

(iii) In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(c) To be in proper form for purposes of this Section 4, a shareholder’s notice to the Secretary shall set forth:

(i) As to each Nominating Person (as defined below), the Shareholder Information (as defined in Section 3(c)(i), except that for purposes of this Section 4 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 3(c)(i));

Exhibit 3.2

(ii) As to each Nominating Person, any Disclosable Interests (as defined in Section 3(c)(ii), except that for purposes of this Section 4 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 3(c)(ii) and the disclosure with respect to the business to be brought before the meeting in Section 3(c)(ii) shall be made with respect to the election of directors at the meeting);

(iii) As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a shareholder’s notice pursuant to this Section 4 and Section 5 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Section 5(a).

For purposes of this Section 4, the term “Nominating Person” shall mean: (i) the shareholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (iii) any associate of such shareholder or beneficial owner or any other participant in such solicitation, and (iv) any other person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.

(d) A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

Exhibit 3.2

(e) In addition to the requirements of this Section 4 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

Section 5. Additional Requirements For Valid Nomination of Candidates to Serve as Director and, if Elected, to Be Seated as Directors.

(a) To be eligible to be a candidate for election as a director of the Company at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 4 and, in addition to any other requirements of these By-laws:

(i) the candidate for nomination, whether nominated by the Board of Directors or by a shareholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors) to the Secretary at the principal executive offices of the Company: (i) a completed written questionnaire (in a form provided by the Company) with respect to the background, qualifications, stock ownership and independence of such proposed nominee, and (ii) a written representation and agreement (in form provided by the Company) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Company, with such proposed nominee’s fiduciary duties under applicable law, and (B) if elected as a director of the Company, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Company applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Company shall provide to such candidate for nomination all such policies and guidelines then in effect); and

(ii) the candidate for nomination, whether nominated by the Board of Directors or by a shareholder of record: (A) shall not be a member of the board of directors of more than three (3) other public companies, and (B) shall not have been (i) convicted in a criminal proceeding, or the named subject in a criminal proceeding that is presently pending (other than traffic violations and other minor offenses), (ii) the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state court or other authority, or any professional disciplinary body, which enjoined or otherwise limited him or her from engaging in any activity in connection with the purchase or sale of any security or commodity, or the right to be associated with persons engaged in any such activities, or finding that he or she had violated any federal or state securities laws or federal commodities laws, (iii) the subject of any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member, or (iv) suspended or barred from being

Exhibit 3.2

associated with an issuer or public accounting firm or suspended or barred from appearing or practicing before the United States Securities and Exchange Commission or any similar non-U.S. authority.

(b) The Board of Directors may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of shareholders at which such candidate’s nomination is to be acted upon in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Company in accordance with the Company’s Corporate Governance Principles.

(c) No candidate shall be eligible for nomination as a director of the Company unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 4 and this Section 5, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 4 and this Section 5, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

(d) Notwithstanding anything in these By-laws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Company unless nominated and elected in accordance with this Section 5.

Section 6. Special Meetings of Shareholders.

(a) Special meetings of the shareholders, for any purpose or purposes, may be called only (i) by the Chairman of the Board of Directors, (ii) by the Board of Directors, pursuant to a resolution approved by a majority of the entire Board of Directors, or (iii) by the Secretary of the Company, following his or her receipt of one or more written demands to call a special meeting of the shareholders in accordance with, and subject to, this Section 6 from shareholders of record as of the record date fixed in accordance with Section 6(d) who hold, in the aggregate, at least ten percent (10%) of the voting power of the outstanding shares of the Company. The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. Except in accordance with this Section 6, shareholders shall not be permitted to propose business to be brought before a special meeting of the shareholders. Shareholders who nominate persons for election to the board of directors at a special meeting must also comply with the requirements set forth in Section 4 and Section 5.

(b) No shareholder may demand that the Secretary of the Company call a special meeting of the shareholders pursuant to Section 6(a) unless a shareholder of record has first submitted a request in writing that the Board of Directors fix a record date (a “Demand Record Date”) for the purpose of determining the shareholders entitled to demand that the Secretary of the Company call

Exhibit 3.2

such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company.

(c) To be in proper form for purposes of this Section 6, a request by a shareholder for the Board of Directors to fix a Demand Record Date shall set forth:

(i) As to each Requesting Person (as defined below), the Shareholder Information (as defined in Section 3(c)(i), except that for purposes of this Section 6 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 3(c)(i));

(ii) As to each Requesting Person, any Disclosable Interests (as defined in Section 3(c)(ii), except that for purposes of this Section 6 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 3(c)(ii) and the disclosure in clause (F) of Section 3(c)(ii) shall be made with respect to the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be);

(iii) As to the purpose or purposes of the special meeting, (A) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Person, and (B) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons or (y) between or among any Requesting Person and any other person or entity (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting; and

(iv) If directors are proposed to be elected at the special meeting, the Nominee Information for each person whom a Requesting Person expects to nominate for election as a director at the special meeting.

For purposes of this Section 6(c), the term “Requesting Person” shall mean (i) the shareholder making the request to fix a Demand Record Date for the purpose of determining the shareholders entitled to demand that the Secretary call a special meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, (iii) any affiliate or associate of such shareholder or beneficial owner, and (iv) any other person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.

(d) Within ten (10) days after receipt of a request to fix a Demand Record Date in proper form and otherwise in compliance with this Section 6 from any shareholder of record, the Board of Directors may adopt a resolution fixing a Demand Record Date for the purpose of determining the shareholders entitled to demand that the Secretary of the Company call a special meeting, which date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. If no resolution fixing a Demand Record Date has been adopted by the Board of Directors within the ten (10) day period after the date on which such a request to fix a Demand Record Date was received, the Demand Record Date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request is received. Notwithstanding

Exhibit 3.2

anything in this Section 6 to the contrary, no Demand Record Date shall be fixed if the Board of Directors determines that the demand or demands that would otherwise be submitted following such Demand Record Date could not comply with the requirements set forth in clauses (ii), (iv), (v) or (vi) of Section 6(f).

(e) Without qualification, a special meeting of the shareholders shall not be called pursuant to Section 6(a) unless shareholders of record as of the Demand Record Date who hold, in the aggregate, more than ten percent (10%) of the voting power of the outstanding shares of the Company (the “Requisite Percentage”) timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary of the Company at the principal executive offices of the Company. Only shareholders of record on the Demand Record Date shall be entitled to demand that the Secretary of the Company call a special meeting of the shareholders pursuant to Section 6(a). To be timely, a shareholder’s demand to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Company not later than the sixtieth (60th) day following the Demand Record Date. To be in proper form for purposes of this Section 6, a demand to call a special meeting shall set forth (i) the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), if applicable, and (iii) with respect to any shareholder or shareholders submitting a demand to call a special meeting (except for any shareholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A) (a “Solicited Shareholder”) the information required to be provided pursuant to this Section 6 of a Requesting Person. A shareholder may revoke a demand to call a special meeting by written revocation delivered to the Secretary at any time prior to the special meeting. If any such revocation(s) are received by the Secretary after the Secretary’s receipt of written demands from the holders of the Requisite Percentage of shareholders, and as a result of such revocation(s) there no longer are unrevoked demands from the Requisite Percentage of shareholders to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

(f) The Secretary shall not accept, and shall consider ineffective, a written demand from a shareholder to call a special meeting (i) that does not comply with this Section 6, (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for shareholder action under applicable law, (iii) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Demand Record Date, (iv) that relates to an item of business (other than the election of directors) that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date for notice of a shareholder meeting (other than the Demand Record Date) was previously fixed and such demand is delivered between the time beginning on the sixty-first (61st) day after such previous record date and ending on the one-year anniversary of such previous record date, (v) if a Similar Item will be submitted for shareholder approval at any shareholder meeting to be held on or before the ninetieth (90th) day after the Secretary receives such demand, or (vi) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such demand to call a special meeting.

Exhibit 3.2

(g) After receipt of demands in proper form and in accordance with this Section 6 from a shareholder or shareholders holding the Requisite Percentage, the Board of Directors shall duly call, and determine the place, date and time of, a special meeting of shareholders for the purpose or purposes and to conduct the business specified in the demands received by the Company. Notwithstanding anything in these By-laws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at such a special meeting. The record date for notice and voting for such a special meeting shall be fixed in accordance with Article VIII, Section 6 of these By-laws. The Board of Directors shall provide written notice of such special meeting to the shareholders in accordance with Article III, Section 7 of these By-laws.

(h) In connection with a special meeting called in accordance with this Section 6, the shareholder or shareholders (except for any Solicited Shareholder) who requested that the Board of Directors fix a record date for notice and voting for the special meeting in accordance with this Section 6 or who delivered a demand to call a special meeting to the Secretary shall further update and supplement the information previously provided to the Company in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Section 6 shall be true and correct as of the record date for notice of the special meeting and as of the date that is ten (10) business days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than five (5) business days after the record date for notice of the special meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the special meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the special meeting or any adjournment or postponement thereof).

(i) Notwithstanding anything in these By-laws to the contrary, the Secretary shall not be required to call a special meeting pursuant to this Section 6 except in accordance with this Section 6. If the Board of Directors shall determine that any request to fix a record date for notice and voting for the special meeting or demand to call and hold a special meeting was not properly made in accordance with this Section 6, or shall determine that the shareholder or shareholders requesting that the Board of Directors fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Section 6, then the Board of Directors shall not be required to fix such record date or to call and hold the special meeting. In addition to the requirements of this Section 6, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date for notice and voting for the special meeting or demand to call a special meeting.

Section 7. Notice of Annual or Special Meeting. Notice of the time and place of the annual meeting of shareholders or any special meeting of shareholders shall be given by mailing notice of the same at least ten (10) days and not more than sixty (60) days prior to the meeting, with postage prepaid, to each shareholder of record of the Company entitled to vote at such meeting at the address appearing on the record books of the Company.

Exhibit 3.2

Section 8. Quorum. A quorum at any annual or special meeting of shareholders shall consist of shareholders representing, either in person or by proxy, a majority of the outstanding capital stock of the Company entitled to vote at such meeting, except as otherwise specially provided by law or in the Articles of Incorporation.

Section 9. Adjournment. If a quorum be not present at a properly called shareholders' meeting, the meeting may be adjourned by those present, and if a notice of such adjourned meeting, sent to all shareholders entitled to vote thereat, contains the time and place of holding such adjourned meeting and a statement of the purpose of the meeting, that the previous meeting failed for lack of a quorum, and that under the provisions of this Section 9 it is proposed to hold the adjourned meeting with a quorum of those present, then, at such adjourned meeting, except as may be otherwise required by law or provided in the Articles of Incorporation, any number of shareholders entitled to vote thereat, represented in person or by proxy, shall constitute a quorum, and the votes of a majority in interest of those present at such meeting shall be sufficient to transact business. Anything to the contrary herein notwithstanding, the chairman or other presiding officer at any shareholders’ meeting, or a majority of the shares represented thereat, may adjourn the meeting from time to time, whether or not there is a quorum.

Section 10. Voting. At all meetings of the shareholders every registered owner of shares entitled to vote may vote in person or by proxy and shall have one vote for each such share standing in his name on the books of the Company. At all elections of directors the voting shall be by ballot. The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of shareholders, shall have power to appoint one or more persons to act as inspectors or tellers to receive, canvass, and report the votes cast by the shareholders at such meeting; but no candidate for the office of director shall be appointed as inspector or teller at any meeting for the election of directors.

Section 11. Conduct of Meeting. The Chairman of the Board or the Chief Executive Officer or, in their absence, the President or a Vice President shall preside at all meetings of the shareholders; and, in the absence of the Chairman, the Chief Executive Officer, the President and a Vice President, the Board of Directors may appoint any officer to act as chairman of the meeting. The chairman of the meeting shall have broad discretion in determining the order of business at a shareholders’ meeting. The chairman’s authority to conduct the meeting shall include, but in no way be limited to, opening and adjourning the meeting, recognizing shareholders entitled to speak, allowing for and terminating questions by shareholders, calling for reports, stating questions and putting them to a vote, calling for nominations, determining whether any business or proposal is properly before the meeting and announcing the results of voting. The chairman also shall take such actions as are necessary and appropriate to preserve order at the meeting. The rules of parliamentary procedure need not be observed in the conduct of shareholders’ meetings.

Section 12. Secretary of Meeting. The Secretary of the Company shall act as secretary of all meetings of the shareholders; and, in his absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Exhibit 3.2

Section 13. Action by Written Consent in Lieu of a Meeting.

(a) Any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, (i) shall be signed by holders of record on the record date established pursuant to Section 13(b) below (the “Written Consent Record Date”) of outstanding shares of the Company having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) shall be delivered to the Company at its principal office in the State of Florida, at its principal place of business, the Secretary, or to another officer or agent of the Company having custody of the minute books in which proceedings of meetings of shareholders are recorded. Delivery shall be made by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of the signature of each shareholder who signs the consent, and no written consent shall be effective to take corporate action unless, within sixty (60) days of the earliest dated valid consent delivered in the manner described in this Section 13, written consents signed by a sufficient number of holders to take such action are delivered to the Company in the manner described in this Section 13. Only shareholders of record on the Written Consent Record date shall be entitled to consent to corporate action in writing without a meeting.

(b) Without qualification, any shareholder of record seeking to have the shareholders authorize or take any action by written consent shall first request in writing that the Board of Directors fix a Written Consent Record Date for the purpose of determining the shareholders entitled to take such action, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company. Within ten (10) days after receipt of a request in proper form and otherwise in compliance with this Section 13(b) from any such shareholder, the Board of Directors may adopt a resolution fixing a Written Consent Record Date for the purpose of determining the shareholders entitled to take such action, which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no resolution fixing a record date has been adopted by the Board of Directors within such ten (10) day period after the date on which such a request is received, (i) the Written Consent Record Date for determining shareholders entitled to consent to such action, when no prior action of the Board of Directors is required by applicable law, shall be the first date on which valid signed written consents constituting at least ten percent (10%) of the voting power of the outstanding shares of the Company and setting forth the action taken or proposed to be taken is delivered to the Company in the manner described in this Section 13, and (ii) the Written Consent Record Date for determining shareholders entitled to consent to such action, when prior action by the Board of Directors is required by applicable law, shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(c) To be in proper form for purposes of this Section 13, a request by a shareholder for the Board of Directors to fix a Written Consent Record Date shall set forth:

(i) As to each Soliciting Person (as defined below), the Shareholder Information (as defined in Section 3(c)(i), except that for purposes of this Section 13 the term “Soliciting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 3(c)(i));

Exhibit 3.2

(ii) As to each Soliciting Person, any Disclosable Interests (as defined in Section 3(c)(ii), except that for purposes of this Section 13 the term “Soliciting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 3(c)(ii) and the disclosure in clause (F) of Section 3(c)(ii) shall be made with respect to the action or actions proposed to be taken by written consent);

(iii) As to the action or actions proposed to be taken by written consent, (A) a reasonably brief description of the action or actions, the reasons for taking such action or actions and any material interest in such action or actions of each Soliciting Person, (B) the text of the resolutions or consent proposed to be acted upon by written consent of the shareholders, and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Soliciting Persons and (y) between or among any Soliciting Person and any other person or entity (including their names) in connection with the request or such action or actions; and

(iv) If directors are proposed to be elected by written consent, the Nominee Information for each person whom a Soliciting Person proposes to elect as a director by written consent.

For purposes of this Section 13, the term “Soliciting Person” shall mean (i) the shareholder making a request for the Board of Directors to fix a record date and proposing the action or actions to be taken by written consent, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, (iii) any affiliate or associate of such shareholder or beneficial owner, and (iv) any other person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.

(d) In connection with an action or actions proposed to be taken by written consent in accordance with this Section 13, the shareholder or shareholders seeking such action or actions shall further update and supplement the information previously provided to the Company in connection therewith, if necessary, so that the information provided or required to be provided pursuant to this Section 13 shall be true and correct as of the record date for determining the shareholders eligible to take such action and as of the date that is five (5) business days prior to the date the consent solicitation is commenced, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than five (5) business days after the record date for determining the shareholders eligible to take such action (in the case of the update and supplement required to be made as of the record date), and not later than three (3) business days prior to the date that the consent solicitation is commenced (in the case of the update and supplement required to be made as of five (5) business days prior to the commencement of the consent solicitation).

(e) Notwithstanding anything in these By-laws to the contrary, no action may be taken by the shareholders by written consent except in accordance with this Section 13. If the Board of Directors shall determine that any request to fix a Written Consent Record Date or to take shareholder action by written consent was not properly made in accordance with this Section 13, or the shareholder or shareholders seeking to take such action do not otherwise comply with this Section

Exhibit 3.2

13, then the Board of Directors shall not be required to fix a Written Consent Record Date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. In addition to the requirements of this Section 13 with respect to shareholders seeking to take an action by written consent, each Soliciting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action.

ARTICLE IV

Directors

Section 1. Authority. The affairs, property, and business of the Company shall be managed under the direction of a Board of Directors, consisting of the number of persons authorized under the Articles of Incorporation and these By-laws, who shall be elected at the annual meeting of the shareholders for a term of one (1) year, and shall hold office until their successors are elected and qualify. In addition to the powers and authorities by these By-laws and the Articles of Incorporation expressly conferred upon it, the Board of Directors may exercise all powers of the Company and do all lawful acts and things which are not by statute or by the Articles of Incorporation or these By-laws directed or required to be exercised or done by the shareholders.

Section 2. Number. The number of directors may at any time be increased (to a maximum of twenty (20)) or decreased, in each case exclusively by the vote of a majority of the Board of Directors at any meeting thereof.

Section 3. Vacancies. All vacancies in the Board of Directors, whether caused by increase in number of directors, resignation, death, or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum, or by the shareholders. A director thus elected to fill any vacancy shall hold office for the unexpired term of his predecessor, and until his successor is elected and qualifies.

Section 4. Majority Vote. Except as provided in Section 5 with respect to Contested Elections, each nominee shall be elected a director by a Majority Vote at any meeting of shareholders for the election of directors at which a quorum is present. For purposes of these By-laws, a “Majority Vote” means that the number of votes cast in favor of a nominee exceeds the number of votes cast against the nominee. Abstentions and broker non-votes, if any, shall not be counted as “votes cast” with respect to that nominee.

Section 5. Contested Election. Directors shall be elected by a plurality of the votes cast in any Contested Election. For purposes of these By-laws, a “Contested Election” means an election of directors with respect to which the Secretary of the Company has received notice that a shareholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements set forth in Article III, Section 4 of these By-laws, and such nomination has not been withdrawn by such shareholder on or prior to the tenth business day preceding the date the Company first mails its notice of meeting to the shareholders.

Section 6. Place of Meeting. The Board of Directors may hold meetings and keep the books of the Company outside the State of Florida.

Exhibit 3.2

Section 7. Annual Board Meeting. The annual meeting of the board of Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of the shareholders, or immediately following any adjournment thereof, for the purpose of the organization of the Board and the election or appointment of officers for the ensuing year and for the transaction of such other business as may be brought before such meeting.

Section 8. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at the principal office of the Company or at such other place or places, within or without the State of Florida, as the Board of Directors may from time to time designate.

Section 9. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, or the Chief Executive Officer, or, in their absence, by the President or any Vice President, or by any two directors, to be held at the principal office of the Company, or at such other place or places, within or without the State of Florida, as the directors may from time to time designate.

Section 10. Notice. Notice of all special meetings of the Board of Directors shall be given to each director by two (2) days’ service of the same by telecopier transmission, mail, electronic mail or personally.

Section 11. Conduct of Meeting; Quorum. At all meetings of the Board of Directors, the Chairman of the Board, or, in his absence, the Chief Executive Officer, the President or a designated Vice President shall preside. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

Section 12. Action by Written Consent. The Board of Directors, or any committee thereof, may take any action contemplated under these By-laws by unanimous written consent in lieu of meeting.

Section 13. Compensation for Service. The Board of directors may establish, from time to time, a schedule of compensation for members of the Board of Directors, as well as a fixed sum and expenses of attendance for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed compensation for attending Committee meetings. Unless otherwise determined by the Board of Directors, directors who are employees of the Company shall not receive any compensation for service on the Board of Directors, but shall be reimbursed for expenses of attendance at meetings.

Section 14. Interested Directors. No contract or other transaction between the Company and one or more of its directors, or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers, or are financially interested, shall be either void or voidable because of such relationship or interest, because such director or directors are present at

Exhibit 3.2

the meeting of the Board of Directors or a Committee thereof which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose, if:

(a) The fact of such relationship or interest is disclosed or known to the Board of Directors or Committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

(b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

(c) The contract or transaction is fair and reasonable as to the Company at the time it is authorized by the Board of Directors, a Committee or the shareholders.

An interested director may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a Committee thereof which authorizes, approves, or ratifies such contract or transaction.

Section 15. Indemnification. The Company shall:

(a) Derivative Actions. Indemnify any person made a party to an action by or in the right of the Company to procure a judgment in its favor by reason of such person being or having been (i) a director or officer of the Company, (ii) a director or officer of any other corporation, firm, association or entity which such person served as such at the request of the Company, but only if such indemnification is approved in writing by the Chief Executive Officer of the Company, or (iii) a Trustee of any employee benefit plan or trust or other program sponsored by the Company or any subsidiary of the Company, against the reasonable expenses, including attorneys’ fees, incurred by such person in connection with the defense or settlement of such action, or in connection with an appeal therein, except in any case where such person is adjudged in a final adjudication to have been guilty of conduct as to which, as a matter of law, no such indemnification may be made;

(b) Non-Derivative Actions. Indemnify any person made a party to an action, suit or proceeding, other than one by or in the right of the Company to procure a judgment in its favor, whether civil or criminal, brought to impose a liability or penalty on such person for an act alleged to have been committed by such person in the capacity of (i) a director or officer of the Company, (ii) a director or officer of any other corporation, firm, association or entity which such person served as such at the request of the Company, but only if such indemnification is approved in writing by the Chief Executive Officer of the Company, or (iii) a Trustee of any employee benefit plan or trust or other program sponsored by the Company or any subsidiary of the Company, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred as a result of such action, suit or proceeding, or any appeal therein, unless the Board of Directors determines that such person did not act in good faith in the reasonable belief that such action was in the best interests of the Company. The termination of any such civil or criminal action, suit or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere shall not in itself disqualify such person from indemnification except in any case where such person is

Exhibit 3.2

adjudged in a final adjudication to have been guilty of conduct as to which, as a matter of law, no such indemnification may be made;

(c) Advancement of Expenses. Advance the payment of expenses, including attorneys’ fees, to any person entitled to indemnification hereunder during the pendency of any claim, action or proceeding, unless otherwise determined by the Board of Directors in any case.

The foregoing rights of reimbursement or indemnification shall not be exclusive of other rights to which any such person may otherwise be entitled and, in the event of his or her death, shall extend to his or her legal representatives. Any approval of indemnification by the Chief Executive Officer with respect to the service as a director or officer as described in subsections (a)(ii) and (b)(ii) above, may be revoked, but only prospectively (i.e., such revocation shall apply with respect to indemnification for actions taken after such revocation is communicated in writing to the person affected by the revocation).

(d) Representation. In any instance where more than one person is entitled to reimbursement of attorneys’ fees pursuant to this Section 15, the Company shall select one attorney to serve as attorney for all such persons, unless, in the opinion of the attorney selected by the Company, a conflict of interest exists which would prevent representation by that attorney of one or more persons. Notwithstanding the foregoing provision, any person may at any time decide to be represented by an attorney of his choosing, at his own expense.

(e) Further Rights. The Company may enter into indemnification agreements with members of the Board of Directors which may provide for further or expanded indemnification rights or otherwise modify the rights provided under this Section 15.

Section 16. Reasonable Reliance. Each officer, director, or member of any Committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by:

(a) one or more officers or employees of the Company whom he or she reasonably believes to be reliable and competent in the matters presented;

(b) legal counsel, public accountants, or other persons, as to matters he or she reasonably believes are within the persons’ professional or expert competence; or

(c) a committee of the Board of Directors of which he or she is not a member, if he or she reasonably believes the committee merits confidence.

In discharging his or her duties, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of the Company and its shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, customers of the Company or its subsidiaries, the communities and society in which the Company or its subsidiaries operate, and the economy of the state and the nation.

Exhibit 3.2

Section 17. Standard of Care. No person shall be liable to the Company for any loss or damage suffered by it on account of any action taken or omitted to be taken by him or her as a director or officer of the Company, or of any other corporation, firm, association, or entity in which he or she serves in any position at the request of the Company, if such action was taken:

(a) In good faith;

(b) With the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

(c) In a manner he or she reasonably believes to be in the best interests of the Company.

ARTICLE V

Committees

Section 1. Executive Committee. The Board of Directors may appoint from among its members an Executive Committee of not less than two nor more than nine members, one of whom shall be the Chairman of the Board, and shall designate one of such members as Chairman of the Executive Committee. The Board may also designate one or more of its members as alternates to serve as a member or members of the Executive Committee in the absence of a regular member or members. The Board of Directors reserves to itself alone the power to declare dividends, recommend to shareholders any action requiring their approval, change the membership of any committee at any time, fill vacancies therein, and discharge any committee either with or without cause at any time. Subject to the foregoing limitations, the Executive Committee shall possess and exercise all other powers of the Board of Directors during the intervals between meetings.

Section 2. Other Committees. The Board of Directors may also appoint from among its own members such other committees as the Board may determine, including an Audit Committee and a Compensation Committee, which shall in each case consist of not less than two directors, and which shall have such powers and duties as shall from time to time be prescribed by the Board.

Section 3. Rules of Procedure. A majority of the members of any committee may fix its rules of procedure. All actions by any committee shall be reported to the Board of Directors at a meeting succeeding such action and shall be subject to revision, alteration, and approval by the Board of Directors.

Exhibit 3.2

ARTICLE VI

Divisions

Section 1. Advisory Boards. The Board of Directors of the Company may appoint individuals who may, but need not be, directors, officers, or employees of the Company, to serve as members of an Advisory Board of Directors of one or more operating divisions of the company and may fix fees or compensation for attendance at meetings of any such Advisory Boards. The members of any such Advisory Board may adopt, and from time to time may amend, rules and regulations for the conduct of their meetings and shall keep minutes which shall be submitted to the Board of Directors of the Company. The term of office of any member of the Advisory Board of Directors shall be at the pleasure of the Board of Directors of the Company and shall expire upon the conclusion of each annual meeting of the shareholders of the Company. The function of any such Advisory Board of Directors shall be to advise with respect to the affairs of the operating divisions of the Company to which it is appointed.

Section 2. Officers of Divisions; Titles. The Board of Directors of the Company, or the Chief Executive Officer, may from time to time confer on the employees of the Company assigned to any operating division of the Company, or discontinue, the title of President, Vice President, and any other titles deemed appropriate. Any employee so designated as an officer of an operating division shall have authorities, responsibilities, and duties with respect to his or her operating division corresponding to those normally vested in the comparable officer of the Company by these By-laws, subject to such limitations as may be imposed by the Board of Directors of the Company or the Chief Executive Officer. The designation of any such title to an employee of an operating division of the Company shall not be permitted to conflict in any way with the executive or administrative authority of any officer of the Company and shall not constitute authorization for such person to act as an officer of the Company or to represent himself or herself as an officer of the Company.

ARTICLE VII

Officers

Section 1. Appointment. The Board of Directors shall elect from its own number a Chairman of the Board and shall elect a Chief Executive Officer, a President and such Vice Presidents (who may or may not be directors, and who may be designated Executive or Senior Vice Presidents) as in the opinion of the Board the business of the Company requires, a Chief Financial Officer (who may also be a Vice President, Treasurer and Controller of the Company), a Treasurer and a Secretary; and it may elect or appoint from time to time such other or additional officers, including one or more Vice Chairmen, a Chief Operating Officer, a Chief Administrative Officer, a Controller and a General Counsel, and one or more Assistant Secretaries and Assistant Treasurers, as in its opinion are desirable for the conduct of the business of the Company. In its discretion the Board of Directors may leave unfilled any office except those of Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary. Any individual may hold one or more offices authorized under these By-laws.

Exhibit 3.2

Section 2. Employment Agreements; Removal. The Board of Directors may authorize the Company to enter into employment contracts with any executive officer for periods longer than one year, and any provision of the Articles of Incorporation or By-laws for annual election shall be without prejudice to the contract rights if any, of an executive officer under such a contract. Subject to his or her rights under any such employment contract, any officer or agent shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors. An officer, agent, or employee, other than officers appointed by the Board of Directors, shall hold office at the discretion of the officer appointing him.

Section 3. Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors.

Section 4. Vice Chairman. The Vice Chairman shall have such powers and perform such duties as may be assigned to him or her by the Board of Directors or the Chairman.

Section 5. Chief Executive Officer. The Chief Executive Officer shall exercise such duties as customarily pertain to that office and shall have general and active supervision over the property, business, and affairs of the Company and over its several officers. In the absence of the Chairman of the Board, he or she shall preside at all meetings of the shareholders and at meetings of the Board of Directors. He or she may appoint officers, agents, or employees other than those appointed by the Board of Directors. He or she may sign, execute, and deliver in the name of the Company powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the By-laws.

Section 6. President. The President shall exercise such duties as customarily pertain to that office and, subject to the direction of the Chief Executive Officer, shall have general and active supervision over the property, business, and affairs of the Company. In the absence of the Chairman of the Board and the Chief Executive Officer, the President shall preside at all meetings of the shareholders and at meetings of the Board of Directors. In the absence or disability of the Chief Executive Officer, the Board or the Chairman shall designate the President to perform the duties and exercise the powers of the Chief Executive Officer. The President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

Section 7. Vice Presidents. Each Vice President shall have such powers and perform such duties as may be assigned by the Board of Directors, the Chief Executive Officer, the President, or the corporate officer to whom the Vice President reports. In the absence or disability of the Chief Executive Officer and the President, the Board or the Chairman shall designate a Vice President to perform the duties and exercise the powers of the Chief Executive Officer or the President. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

Section 8. Chief Financial Officer. The Chief Financial Officer shall be responsible for the financial reporting on a consolidated basis of the Company and its subsidiaries. He or she shall perform such other duties as may be assigned by the Board of Directors or the Chairman, including duties that may otherwise be assigned to the Treasurer under these By-laws, and shall be responsible to the Chief Executive Officer for the performance of the duties of the office.

Exhibit 3.2

Section 9. Controller. The Controller shall be the chief accounting officer of the Company, unless that responsibility is also being fulfilled by the Chief Financial Officer. He or she shall perform such duties as shall be assigned by the Chief Financial Officer.

Section 10. Treasurer. The Treasurer shall, subject to the direction of the Chief Executive Officer or the Chief Financial Officer, have general custody of all the funds and securities of the Company and have general supervision of the collection and disbursement of funds of the Company. He or she shall endorse on behalf of the Company for collection checks, notes, and other obligations, and shall deposit the same to the credit of the Company in such bank or banks or depositories as the Board of Directors may designate, or shall designate others to do so. He or she may sign, with the Chairman, the Chief Executive Officer, the Chief Financial Officer, or such other person or persons as may be designated for the purpose by the Board of Directors, all bills of exchange or promissory notes of the Company. Unless such responsibilities are being fulfilled by the Chief Financial Officer or the Controller, he or she shall enter or cause to be entered regularly in the books of the Company full and accurate account of all moneys received and paid on account of the Company; shall at all reasonable times exhibit the books and accounts of the Company to any director of the Company upon application at the office of the Company during business hours; and, whenever required by the Board of Directors or the Chief Executive Officer, shall render a statement of accounts. He or she shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the By-laws. He or she shall give bond for the faithful performance of these duties in such sum and with such surety as shall be approved by the Board of Directors.

Any Assistant Treasurer shall have such authority to sign and endorse checks, notes and other obligations of the Company, and open bank accounts, and such other duties and responsibilities, as shall be authorized by the Treasurer or the Chief Financial Officer.

Section 11. Secretary. The Secretary shall keep the minutes of all meetings of the shareholders and of the Board of Directors, and to the extent ordered by the Board of Directors or the Chairman, the minutes of meetings of all committees. He shall cause notice to be given of meetings of shareholders, of the Board of Directors, and of any committee appointed by the Board. He shall have custody of the corporate seal and general charge of the records, documents, and papers of the Company not pertaining to the performance of the duties vested in other officers, which shall at all reasonable times be open to the examination of any director, and shall authenticate records of the Company as required from time to time. He may sign or execute contracts with the Chairman, the Chief Executive Officer, the President, or a Vice President thereunto authorized, in the name of the Company, and affix the seal of the Company thereto. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Chief Executive Officer.

Any Assistant Secretary shall have the authority to perform the duties of the Secretary and such other duties as may be assigned by the Chief Executive Officer or the Secretary.

Section 12. General Counsel. The General Counsel shall advise and represent the Company generally in all legal matters and proceedings and shall act as counsel to the Board of Directors and the Executive Committee. The General Counsel may sign and execute pleadings, powers of attorney pertaining to legal matters, and any other contracts and documents in the regular course of his duties.

Exhibit 3.2

Section 13. Bank Accounts. In addition to such bank accounts and brokerage accounts as may be authorized in the usual manner by resolution of the Board of Directors, the Treasurer or the Controller of the Company, with the approval of any one of the Chairman, the Chief Executive Officer, or the Chief Financial Officer, may authorize such bank accounts or brokerage accounts to be opened or maintained in the name and on behalf of the Company as he or she may deem necessary or appropriate. Payments from such bank accounts shall be made upon and according to a check or draft which may be signed jointly or singly by either the manual or facsimile signature or signatures of such officers or bonded employees of the Company as shall be specified in the written instruction of the Chief Financial Officer, the Treasurer, or the Controller of the Company. With respect to any brokerage account established pursuant to this Section 13, any of the Chairman, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Controller or any other employee of the Company specified in written instructions by the Chief Financial Officer or Treasurer of the Company shall be fully authorized and empowered to purchase, sell, assign, transfer and deliver any and all shares of stock, bonds, debentures, notes, evidences of indebtedness or other securities owned by the Company or registered in the name of the Company, and such persons shall be authorized to make, execute and deliver any and all written instruments of assignment and transfer necessary or proper to give effect to any transaction in such brokerage account.

Section 14. Vacancies. In case any office shall become vacant, the Board of Directors shall have power to fill such vacancies. In case of the absence or disability of any officer, the Board of Directors may delegate the powers or duties of any officer to another officer or a director for the time being.

Section 15. Authority to Vote Shares. Unless otherwise ordered by the Board of Directors, the Chairman, the Chief Executive Officer, the Chief Financial Officer, the Secretary or any officer thereunto duly authorized by the Chief Executive Officer shall have full power and authority on behalf of the Company to attend and to vote at any meeting of shareholders of any corporation in which the Company may hold stock, and may exercise on behalf of the Company any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of the Company in connection with the exercise by the Company of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

Section 16. Compensation of Officers. The salaries of executive officers, though the same be directors and/or shareholders, shall be fixed by the Board of Directors.

ARTICLE VIII

Capital Stock

Section 1. Share Certificates. Certificates for stock of the company shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the Chairman of the Board or the Chief Executive Officer, the President, or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, manually or in facsimile. A stock certificate signed (manually or in facsimile) by an officer of the Company shall be valid even though such person no longer holds office when the certificate is issued. Notwithstanding the foregoing

Exhibit 3.2

provisions regarding share certificates, the Board of Directors of the Company may provide that some or all of any or all classes or series of the Company’s common or preferred stock may be uncertificated shares.

Section 2. Registrar; Transfer Agent. The Board of Directors shall have power to appoint one or more Registrars and Transfer Agents for the registration and transfer of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such Registrars and Transfer Agents.

Section 3. Transfers of Stock. Shares of capital stock of the Company shall be transferable on the books of the Company only by the holder of record thereof in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares.

Section 4. Lost Certificates; Indemnity. In case any certificate for shares of the capital stock of the Company shall be lost, stolen, or destroyed, the Company may require such proof of the fact and such indemnity to be given to it and to its Transfer Agent and Registrar, if any, as shall be deemed necessary or advisable by it.

Section 5. Record Holders. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 6. Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting, or entitled to receive payment of any dividends or other distribution, or to exercise the rights in respect to any change, conversion, or exchange of capital stock, and in such case only shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or other distribution, or allotment of rights, or exercise such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as herein provided. In no event may any such record date: (i) be more than seventy (70) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date when any change or conversion or exchange of capital stock shall go into effect, or (ii) precede the date upon which the resolution fixing the record date is adopted by the Board of Directors.

ARTICLE IX

Miscellaneous; Dividends; Exclusive Forum

Section 1. Fiscal Year. The Board of Directors shall have power to fix, and from time to time change, the fiscal year of the company.

Section 2. Waiver of Notice. Any notice required to be given under the provisions of these By-laws or otherwise may be waived by the shareholder, director, or officer to whom such notice is required to be given.

Exhibit 3.2

Section 3. Dividends. Dividends may be declared by the Board of Directors and paid to shareholders to the extent permitted by law, subject to any conditions and limitations imposed by the Articles of Incorporation of the Company.

Section 4. Exclusive Forum. Unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Florida Business Corporation Act or the Company’s Articles of Incorporation or By-laws (as either may be amended from time to time), or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine, shall be a state court located within the State of Florida (or, if no state court located within the State of Florida has jurisdiction, the federal district court for the Middle District of Florida).

ARTICLE X

The Board of Directors shall have power to add any provision to, or to amend or repeal any provision of, these By-laws by the affirmative vote of a majority of all of the directors at any regular or special meeting of the Board, provided that a statement of the proposed action shall have been included in the notice or waiver of notice of such meeting of the Board. The shareholders shall have power to add any provision to, or to amend or repeal any provision of, these By-laws by the affirmative vote of a majority of the votes cast at any meeting, provided that a statement of the proposed action shall have been included in the notice or waiver of notice of such meeting of shareholders.

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